                           MEMORANDUM OF GROUND LEASE


THE STATE OF TEXAS       Section
                         Section
COUNTY OF TARRANT        Section

          This Memorandum of Ground Lease (this "MEMORANDUM") is made and entered into to be effective for all purposes as of June 1, 1998 by and between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas corporation ("LESSOR"), and FIRST COMMAND FINANCIAL CORPORATION, a Texas corporation ("LESSEE"), as follows:

          1. Lessor and Lessee have executed that certain Ground Lease (the "LEASE") dated June 1, 1998, whereby Lessor has leased to Lessee the property located in Fort Worth, Tarrant County, Texas that is described in EXHIBIT A attached hereto and incorporated fully herein by reference (the "PROPERTY").

          2.   The Lease sets forth the above names of Lessor and Lessee.

          3.   Lessor's address is P. O. Box 2387, Fort Worth, Texas 76113,
Attention:  Chief Financial Officer.

          4.   Lessee's address is 4100 South Hulen, Fort Worth, Texas 76109,
Attention:  Chief Executive Offier.

          5. The term of the Lease is for ninety-nine (99) years beginning June 1, 1998, and ending at midnight on May 31, 2097.

          7. In addition to those terms referred to above, the Lease contains numerous other terms, covenants, and conditions which affect the Property, and notice is hereby given that reference should be had to the Lease directly with respect to the details of such terms, covenants, and conditions. Copies of the Lease are maintained at the offices of Lessor and of Lessee as set forth above.

          7. This Memorandum does not alter, amend, modify, or change the Lease or the exhibits or schedules thereto in any respect. This Memorandum is executed by the parties solely for the purpose of recordation in the Records of Tarrant County, Texas, and it is the intent of the parties that it shall be so recorded and shall give notice of and confirm the Lease and exhibits and schedules thereto and all of its terms to the same extent as if all of the provisions of the Lease and exhibits and schedules thereto were fully set forth herein. The Lease and exhibits and schedules thereto are hereby incorporated by reference in this

Memorandum, and the parties hereby ratify and confirm the Lease as if the Lease were being re-executed by them and recorded. In the event of any conflict between the provisions of this Memorandum and the Lease, the provisions of the Lease shall control.

          Lessor and Lessee have executed this Memorandum to be effective as of the date first above written.

                              LESSOR:

                              INDEPENDENT RESEARCH AGENCY FOR
                              LIFE INSURANCE, INC.


                              By:  /s/ Martin R. Durbin
                                  ------------------------------------
                                   Name:  Martin R. Durbin
                                         -----------------------------
                                   Title: Chief Financial Officer
                                         -----------------------------



                              LESSEE:

                              FIRST COMMAND FINANCIAL CORPORATION


                              By:  /s/ Lamar C. Smith
                                  ------------------------------------
                                   Name:  Lamar C. Smith
                                         -----------------------------
                                   Title: Chief Executive Officer
                                         -----------------------------

THE STATE OF TEXAS       Section
                         Section
COUNTY OF TARRANT        Section

          The foregoing instrument was acknowledged before me on the 11th day of June, 1998, by Martin R. Durbin, ____________________________ of
Independent Research Agency for Life Insurance, Inc., a Texas corporation, on behalf of said corporation.


                                       /s/ Sandra T. Allen
                                     --------------------------------
                                       Notary Public, State of Texas

My Commission Expires:                  Printed Name of Notary:

      03-26-01                         Sandra T. Allen
----------------------               --------------------------------





THE STATE OF TEXAS       Section
                         Section
COUNTY OF TARRANT        Section

          The foregoing instrument was acknowledged before me on the 11th day of June, 1998, by Lamar C. Smith, ___________________________ of First
Command Financial Corporation, a Texas corporation, on behalf of said corporation.


                                       /s/ Sandra T. Allen
                                     --------------------------------
                                     Notary Public, State of Texas

My Commission Expires:                 Printed Name of Notary:

   03-26-01                            Sandra T. Allen
----------------------              --------------------------------

                                    EXHIBIT A


BEING a 43750 square foot tract of land situated in the B.B.B. & C.R.R. Survey, Abstract Number 217, and the J. Howard Survey, Abstract Number 693, City of Forth Worth, Tarrant County, Texas, being part of Lot 2-R, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-173, Page 10, Plat Records of Tarrant County, Texas (PRTCT), and being part of a called
17.000 acre tract of land described by deed as "TRACT FOUR" to Cassco Land Co., Inc., recorded in Volume 6494, Page 389, Deed Records to Tarrant County, Texas (DRTCT), said 43750 square foot tract of land being more particularly described by metes and bounds as follows:

Commercing at a 1/2-inch iron rod found at the intersection of the north right-of-way line of Overton Plaza (an 80-foot right-of-way) and the west right-of-way line of South Hulen Street (a 120-foot right-of-way);

THENCE along said west right-of-way line the following:

     North 00DEG.09'00" East, a distance of 281.00 feet to a 1/2-inch iron rod found for the beginning of a curve to the left having a central angle of 09DEG.31'21" and a radius of 1287.60 feet;

     Along said curve to the left an arc distance of 214.00 feet and a chord bearing and distance of North 04DEG.36'41" West 213.75 feet to a 1/2-inch iron rod found for the southeast corner of Lot 1, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-74, Page 2, PRTCT;

THENCE South 84DEG.46'00" West, a distance of 327.42 feet along the south line of said Lot 1 to a point;

THENCE South 05DEG.14'00" East, a distance of 59.71 feet to a point for corner, said point being the POINT OF BEGINNING;

THENCE South 04DEG.23'44" East, a distance of 125.00 feet to a point for corner;

THENCE South 85DEG.36'16" West, a distance of 350.00 feet to a point for corner;

THENCE North 04DEG.23'44" West, a distance of 125.00 feet to a point for corner;

THENCE North 85DEG.36'16" East, a distance of 350.00 feet to the POINT OF BEGINNING;

CONTAINING a computed area of 43750 square feet of land.